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                                                                   Exhibit 10(d)

                               CATERPILLAR INC.


                            SUPPLEMENTAL EMPLOYEES'
                                INVESTMENT PLAN

                         (Restated as of July 1, 1995)

1.   Purpose

     The purpose of the Caterpillar Inc. (Company) Supplemental Employees' Investment Plan (SEIP), as set forth in the succeeding sections of this document, is to provide additional investment opportunities for those employees whose participation in the Employees' Investment Plan (EIP) is restricted because of the limitations imposed by Section 401(a)(17) and 415(c)(1)(A) of the Internal Revenue Code of 1986, as amended, or any successor statute thereto (hereinafter referred to as the "Limitation"). The SEIP shall be effective October 14, 1987.

2.  Eligibility

    An employee shall be eligible for the SEIP if he is participating in the EIP and his contributions and related employer contributions to Part 1 after 1987 can reasonably be expected to be restricted by the Limitation. As used herein, "Part 1" refers to the EIP without the Special Investment Supplement thereto. In addition, effective December 1, 1994, an employee shall be eligible for the SEIP if he is participating in the EIP and contributions to his account in the Special Investment Supplement ("Part 2") are restricted because of the Limitation.

3.  Participant Deferrals

    An employee must make a valid election (to become a "Participant") on or before the last Company business day in November of any year to participate in the SEIP during the following calendar year. Such election shall defer all or a portion of his compensation that would otherwise qualify as participant contributions under Part 1, Part 2 or both were it not for the Limitation. Any such election must be made (on a form provided by the Company) and delivered to the Director, Compensation and Benefits before the end of normal office hours on such last Company business day in November and shall remain in effect until it is revised as provided herein.

     If a Participant wants to change or terminate the amount of compensation deferred, he shall deliver a revised election form to the Director, Compensation and Benefits; provided, however, that

          (i) such revised election shall become effective (when and so long as the Participant is eligible) for each calendar year following the year in which such form is delivered, and shall remain effective until such election is further revised as provided herein, and

          (ii) any such election must be filed before the end of normal office hours on the last Company business day in November.

     When an employee first becomes eligible to participate in the SEIP (including those employees who first become eligible on the effective date), he may elect to defer compensation (or file a revised election) in accordance with the foregoing, except that any such election with respect to compensation payable to him during the calendar year in which he becomes eligible for the SEIP

          (i) must be filed within a 30-day period that begins on the date he becomes eligible, and
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          (ii) shall be applicable only to compensation paid for months that commence after the date of such election.


4.   Employer Amounts

     An employee will be credited with the same amount that would otherwise be contributed to his account as an employer contribution under Part 1 were it not for the Limitation.

5.  Status of Accounts

    All amounts in the SEIP shall be held in the general funds of the Company, but the Company will establish an individual bookkeeping account for each Participant. Amounts of compensation deferred by the Participant and employer amounts related to such compensation will be credited to the individual account of the Participant in accordance with his election(s).

     Each Participant may elect to have all or a specified percentage of his deferred compensation allocated to an interest account or allocated and treated as though it were invested in Company common stock ("Stock Election"). Amounts allocated to the stock account (or interest account) of a Participant who is an officer of the Company subject to Section 16 of the Securities Exchange Act of 1934 ("Officer") may not be transferred to his interest account (or, respectively, his stock account) until at least six months after he ceases to be subject to such Section. Under such a Stock Election, dividend equivalents will accrue to the account (when dividends are payable) and will be reinvested and a Participant's account will in all other respects reflect share ownership for events such as a stock split but no voting rights will exist. The number of shares of stock equivalents shall be determined by dividing the amount of deferred compensation (or dividend equivalents credited) by the average of the high and low prices of Company common stock on the New York Stock Exchange on the date of such deferral or dividend credit (or the next succeeding trading day if there is no trading on that date). Stock equivalents will be valued based on the average of the high and low prices of Company common stock on the New York Stock Exchange as of the effective date of a transfer into or out of the stock account ("Transfer"), the date on which the Participant terminates employment, the date of distribution elected by the Participant hereunder or the date as of which he is considered totally and permanently disabled under EIP, whichever date applies (or the next succeeding trading day if there is no trading on that date).

     The Company will credit interest accounts on a quarterly basis. The interest rate will be equal to the base corporate lending rate (sometimes referred to as the "prime rate") applicable to commercial lending customers of Citibank, N.A., New York, New York (or any successor thereto) on the last business day of each calendar quarter. The annual interest rate will be divided by four and applied effective the last day of each quarter to the average daily amount in each Participant's account in that quarter. In any calendar quarter in which a Participant does not have amounts credited to his account for the entire period of that quarter, interest will be credited pro rata based on the number of business days that amounts are credited to his account in that quarter compared to the total number of business days in that quarter.

     Participants who are not Officers may Transfer or make changes to the investment allocation of future deferred compensation which shall be effective as of the first day of a calendar quarter, provided that such Participant shall have filed an appropriate form with the Director, Compensation and Benefits, by the twentieth (20th) day of the preceding month.

     All amounts in the SEIP and the establishment of individual bookkeeping accounts shall not be deemed to have created a trust, and no Participant shall have any ownership interest in any such account. A Participant's rights to any amounts credited to his account shall not be transferable or assignable. Each
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Participant will receive an annual report showing the status of his account at the close of each calendar year.

6.   Disbursement

     Following his termination of employment with the Company (or total and permanent disability), the value of the Participant's SEIP account will be payable to him as soon as practicable in cash, in a lump sum (including interest up to the date of payment) unless such Participant has elected a later payment date in writing that is acceptable to and approved by the Director, Compensation and Benefits; provided, however, that no such election shall be effective unless it shall have been filed on or before the last Company business day in November of the calendar year preceding the calendar year of such termination.

7.   Death of a Participant

     Upon the death of a Participant prior to payment of his SEIP account, the balance in the Participant's account (including interest for the elapsed portion of the year of death) shall be determined as of the date of death. Such balance shall be paid as soon as reasonably possible thereafter in a lump sum payment to
(i) the same beneficiary or beneficiaries and in the same proportionate amount as he shall have designated under the EIP, in the absence of any designation to the contrary, or (ii) the beneficiary or beneficiaries for purposes of the SEIP as such Participant shall have designated in writing (in a form acceptable to, and filed with, the Director, Compensation and Benefits).

8.   Amendment or Termination

     The Compensation Committee of the Board of Directors or the Investment Plan Committee (for EIP) may at any time amend, merge, consolidate or terminate the SEIP, but no amendment, merger, consolidation or termination will have the effect of reducing the amount that any Participant is entitled to receive prior to such amendment, merger, consolidation or termination nor of changing the time of payment of any amount credited to a Participant's account.

9.   Administration

     Except as otherwise expressly provided herein, the SEIP shall be administered under the direction of the Director, Compensation and Benefits, of the Company.

APPROVED BY THE INVESTMENT PLAN COMMITTEE:

           06/29/95                            /s/W.M. Zimmerman
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           (Date)                              W.M. Zimmerman

           07/03/95                            /s/D.R. Oberhelman
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           (Date)                              D.R. Oberhelman

           07/12/95                            /s/J.W. Owens
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           (Date)                              J.W. Owens

           07/16/95                            /s/D.V. Fites
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           (Date)                              D.V. Fites